Exhibit 99

Stem, Inc. to Acquire Also Energy Holdings, Inc.,
a Global Leader in Solar Asset Management Software

Acquisition to combine two software-focused renewable energy companies leading the energy transition
Accretive transaction expected to accelerate Stem’s growing, recurring software revenue and increase margins

Underscores Stem’s focus on expanding global reach and delivering high-margin software products to front-of-meter and commercial & industrial customers

Expands assets under management by 32.5 GW and international presence to 50+ countries

SAN FRANCISCO, Calif. and BOULDER, Co. – December 16, 2021 – Stem, Inc. (“Stem” or “the Company”) (NYSE: STEM), a global leader in artificial intelligence (AI)-driven energy storage software and services, and Also Energy Holdings, Inc. (“AlsoEnergy”), a global leader in solar asset management software, announced today that the companies have entered into a definitive agreement whereby Stem will acquire AlsoEnergy, in a stock and cash transaction.

Under the terms of the agreement, Stem will acquire, on a cash-free debt-free basis, all the outstanding shares of AlsoEnergy for an aggregate purchase price of $695 million, consisting of approximately 75 percent of the total consideration in cash and approximately 25 percent in Stem common stock.

Acquisition Overview

The transaction will combine Stem’s unique storage optimization capabilities with AlsoEnergy’s market-leading solar asset performance monitoring and control software to deliver a compelling one-stop-shop solution for renewable energy projects. In addition, Stem will offer its smart energy storage solutions to AlsoEnergy’s existing front-of-meter and commercial & industrial customers, who generally have limited storage attachment to their solar assets today. AlsoEnergy will gain earlier visibility into solar plus storage projects through Stem’s extensive customer and partner network.

Founded in 2007, AlsoEnergy is headquartered in Boulder, Colorado and is a global leader in performance, analytics, monitoring, and control solutions with 32.5 gigawatts (GW) of solar assets under management (AUM) across more than 50 countries. AlsoEnergy contracts with and serves multiple stakeholders in the solar ecosystem, including developers, asset owners, operations and maintenance (O&M) contractors, commercial customers, and utilities. In the twelve months ended December 31, 2020, AlsoEnergy generated approximately $49 million in revenue and 60% gross margin across its software, grid edge monitoring, controls, and services businesses. Of AlsoEnergy’s assets under management, on both a site and capacity basis, only a minimal amount currently has energy storage attached.

Management Commentary

John Carrington, Chief Executive Officer of Stem, remarked, “Through this immediately accretive transaction, a combined Stem and AlsoEnergy will bring the unique software, controls, and analytics capability to accelerate the energy transition to a renewable, decarbonized future. As the battery storage and solar industries continue to experience tremendous global growth, developers, asset owners, and utilities will increasingly look to our combined software capabilities to provide a unified platform for energy intelligence that improves project performance. The combined company will deliver an AI-driven software offering that we expect will simplify our customers’ asset management, boost their project returns, and accelerate our own growth trajectory. Importantly, this acquisition is expected to be immediately accretive to both gross margin and EBITDA before realizing any commercial synergies, which we believe are significant and compelling. This acquisition underscores our focus on expanding Stem’s global reach and delivering high margin, market-leading software products to our customers.”

Robert Schaefer, Chief Executive Officer of AlsoEnergy, said, “Combining our business with Stem will unlock tremendous value for customers as they increasingly focus on integrating solar and energy storage assets to optimize financial performance. The software, access to data, and technical capabilities of our combined companies will bring the next level of control and optimization to AlsoEnergy’s leading monitoring offerings, enabling a single vendor for software services across the solar and storage landscape. We are thrilled to be joining the Stem team, and together, believe our combined software offering will become a critical element to creating the future of the grid.”

Strategic & Financial Highlights

•Customer value and innovation: Will enable customers to more rapidly create and maximize project value with the combined company supplying edge controls and a software as a service (SaaS) solution. Customers are expected to benefit from a single, cohesive view to manage and optimize their renewable and storage assets.
•SaaS evolution: Will further accelerate Stem’s growing and recurring revenue and margin contribution from software through the addition of AlsoEnergy’s SaaS offerings. Stem will bring its unique, AI-driven approach to AlsoEnergy’s software to increase efficiencies for customers.
•Market expansion: Will provide significant opportunities to cross-sell and leverage each platform’s extensive customer base. Currently, only 30% of AlsoEnergy’s customers are customers of Stem, reflecting significant embedded growth opportunities.
•Rich dataset: Will leverage a rich dataset of solar and storage operating history. Through Stem’s best-in-class AI-driven analytics platform, Athena®, and AlsoEnergy’s PowerTrack platform, the combined company is expected to enhance future software development and performance, while increasing the combined company’s competitive differentiation.
•Large, international customer base: Will expand the combined company’s geographic footprint to more than 50 countries. AlsoEnergy has a strong base of enterprise, developer, and utility customers to further supplement Stem’s existing partners and customers.

Select Transaction Details

The number of shares issued for the stock portion of the transaction consideration will be based on the simple average of the volume weighted average price of Stem’s common stock for each trading day in December 2021. The cash portion of the transaction consideration, which is subject to customary working capital adjustments, will be paid entirely from existing cash on Stem’s balance sheet.

The stock portion of the consideration will be issued in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof, and will be subject to a minimum six-month lock-up period.

The transaction is subject to regulatory approvals and other customary closing conditions. The transaction is expected to close in the first quarter of 2022.

Nomura Greentech served as financial advisor to Stem and Gibson, Dunn & Crutcher LLP served as legal advisor to Stem. William Blair served as financial advisor to AlsoEnergy and Goodmans LLP served as legal advisor to AlsoEnergy.

Management Conference Call Information

Stem will hold a conference call to discuss this transaction on Thursday, December 16, 2021, at 8:30 a.m. Eastern Time. The conference call may be accessed via a live webcast on a listen-only basis on the Events & Presentations page of the Investor Relations section of the Company’s website at https://

investors.stem.com/events-and-presentations. The call can also be accessed live over the telephone by dialing (877) 705-6003, or for international callers, by dialing (201) 493-6725 and referencing Stem. A replay of the conference call will be available shortly after the call and can be accessed by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671. The passcode for the replay is 13725741. An archive of the webcast will be available on the Company’s website at https://investors.stem.com/overview for one month after the call.

About Stem, Inc.

Stem (NYSE: STEM) provides solutions that address the challenges of today’s dynamic energy market. By combining advanced energy storage solutions with Athena®, a world-class AI-powered analytics platform, Stem enables customers and partners to optimize energy use by automatically switching between battery power, onsite generation and grid power. Stem’s solutions help enterprise customers benefit from a clean, adaptive energy infrastructure and achieve a wide variety of goals, including expense reduction, resilience, sustainability, environmental and corporate responsibility and innovation. Stem also offers full support for solar partners interested in adding storage to standalone, community or commercial solar projects – both behind and in front of the meter. For more information, visit www.stem.com.
About AlsoEnergy

AlsoEnergy provides complete advanced solutions for control, monitoring, and management of solar PV and solar plus storage assets. This includes integrated software and hardware systems for DAS, SCADA, and power plant control, along with services covering the project lifecycle from system design and engineering through installation, commissioning, and support. AlsoEnergy provides technology solutions for more than 30GW of production in over 50 countries worldwide, providing regional expertise in all world markets using sales and service offices in Germany, Japan, and India along with US headquarters. For more information, visit www.alsoenergy.com.

Cautionary Statement regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, expected timetable for completing the proposed transaction, benefits and synergies of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. Stem can give no assurance that such expectations will prove to have been correct. These statements are subject to various risks and uncertainties, among which are, the satisfaction of the closing conditions to the transaction; the timing to consummate the proposed transaction; the risk that the contemplated transaction does not occur; negative effects from the pendency of the transaction; failure to retain key management and employees of AlsoEnergy and its subsidiaries; issues or delays in the successful integration of AlsoEnergy’s operations with those of the Company, including incurring or experiencing unanticipated costs or delays or difficulties, which could result in additional demands on the Company’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; difficulties or delays in the successful transition from the information technology systems of AlsoEnergy to those of the Company as well as risks associated with other integration or transition of the operations, systems and personnel of AlsoEnergy; failure or inability to implement growth strategies in a timely manner; unfavorable reactions to the contemplated transaction from customers, competitors, suppliers or employees; the possibility that certain assumptions with respect to AlsoEnergy’s business or the contemplated transactions could prove to be inaccurate; and other risk factors that are discussed in Stem’s most recent 10-K as well as its other filings with the SEC, which are available at the SEC’s Internet site (http://www.sec.gov). If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. The forward-looking statements speak only as of the date of this press release, and Stem disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
Industry and Market Data

In this release, Stem relies on and refers to certain information and statistics obtained from third-party sources which it believes to be reliable, including reports by market research firms. The Company has not independently verified the accuracy or completeness of any such third-party information. This release may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners.

Stem Media Contacts
Cory Ziskind, ICR
stemPR@icrinc.com

Stem Investor Contacts
Ted Durbin, Stem
Marc Silverberg, ICR
IR@stem.com